UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Second Amendment to Syndicated Facility Agreement

On December 14, 2018, Mattel, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Syndicated Facility Agreement, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Company, as a borrower and guarantor thereunder, certain of the Company’s domestic and foreign subsidiaries, as additional borrowers and/or guarantors thereunder, Bank of America, N.A., as global administrative agent (“Administrative Agent”), collateral agent and Australian security trustee, and the other lenders and financial institutions party thereto.

The Amendment does not change the total revolving commitments or the maturity under the Existing Credit Agreement. The Amendment amends certain terms of the Existing Credit Agreement, which includes, but is not limited to, the expansion of eligibility criteria for accounts receivable and inventory included in the borrowing base. In support of the foregoing, two additional Mattel subsidiaries, Mattel Import Services, LLC (“MISL”) and Mattel Finco Europe B.V. (“Mattel Finco”) have been added as borrowers to the Credit Agreement. The Credit Agreement allows for certain inventory located in the Czech Republic and the Netherlands to be included in the borrowing base. Additionally, certain accounts receivable with account debtors located in Italy and Poland, as well as other countries agreed upon with the Administrative Agent, may be purchased by Mattel Finco and added to the borrowing base in the future.

The foregoing summary of the Amendment is qualified in its entirety by reference to the actual text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Supplemental Indenture

As required by the Indenture, dated December 20, 2017 by and between the Company, the guarantors named therein and MUFG Union Bank, N.A., as Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), MISL was added as a guarantor thereunder pursuant to a supplemental indenture, dated December 14, 2018 to the Indenture (the “Supplemental Indenture”).

The foregoing summary of the Supplemental Indenture is qualified in its entirety by reference to the actual text of the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of December 14, 2018, by and among the Company, the guarantors named therein, and MUFG Union Bank, N.A., as Trustee

10.1	Second Amendment to Syndicated Facility Agreement, dated as of December 14, 2018, by and among the Company, each of the other borrowers and guarantors party thereto, the lenders signatory thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and Australian Security Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattel, Inc.
Registrant

Date: December 19, 2018	By:	/s/ Robert Normile
Name: Robert Normile
Title: Executive Vice President, Chief Legal Officer and Secretary